Exhibit 5.2

The Center of New Hampshire 650 Elm Street Manchester, NH 03101 Tel: 603-621-7100 Fax: 603-621-7111 www.clrm.com

May 2, 2006

Brookstone Company, Inc.

One Innovation Way

Merrimack, New Hampshire 03054

Ladies and Gentlemen:

We have acted as special New Hampshire counsel to Brookstone Company, Inc., a New Hampshire corporation (the “Company”) and each of Brookstone International Holdings, Inc., Brookstone Purchasing, Inc., Brookstone Holdings, Inc., Brookstone Stores, Inc., Brookstone Properties, Inc., and Gardeners Eden, Inc. (all New Hampshire corporations and collectively the “New Hampshire Guarantors”) in connection with the Purchase Agreement (the “Purchase Agreement”) dated as of September 23, 2005, by and among the Company, Brookstone, Inc., a Delaware corporation (the “Parent”), the New Hampshire Guarantors, Brookstone Retail Puerto Rico, Inc. (“Brookstone Retail Puerto Rico”), Advanced Audio Concepts, Limited (“Advanced Audio”) and Goldman, Sachs & Co. as representative of the Purchasers. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

As to various questions of fact material to our opinions in the numbered paragraphs below, we have relied upon, and assumed without independent investigation the accuracy of, the representations made by the Company and each of the New Hampshire Guarantors in Section 1 of the Purchase Agreement. We have examined (i) the Purchase Agreement, (ii) the Indenture (the “Indenture”), dated as of October 4, 2005, by and among the Parent, the Company, the New Hampshire Guarantors, Brookstone Retail Puerto Rico, Advanced Audio and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), (iii) the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 4, 2005, by and among the Parent, the Company, the New Hampshire Guarantors, Brookstone Retail Puerto Rico, Advanced Audio and the Purchasers, (iv) the Securities (including therein, the Exchange Securities as described in the Purchase Agreement), (v) the Guarantees of the New Hampshire Guarantors (including therein, the Guarantees to be endorsed on the Exchange Securities (the “Exchange Guaranties”) as described in the Purchase Agreement), and (vi) such certificates, documents and records and have made such investigation as we have deemed necessary in connection with the opinions set forth below. We have also examined and relied upon the Articles of Incorporation certified by the New Hampshire

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Secretary of State, By-laws certified by the secretary, certificates of existence issued by the New Hampshire Secretary of State, and Secretary’s Certificates executed by the secretary for each of the Company and the New Hampshire Guarantors, as updated to the date of this opinion (collectively, the foregoing being the “Organizational Documents”).

This opinion is being delivered to you in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $185 million of the Company’s Exchange Securities to be offered in exchange for its outstanding Securities that were issued pursuant to the Indenture. This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) on or about the date hereof; provided, however, we have not examined or reviewed the Registration Statement and provide no opinions hereunder with respect thereto.

We have assumed that the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, and the Guarantees (collectively, the “Securities Documents”) have been duly authorized, executed and delivered by each of the parties thereto, other than Company and the New Hampshire Guarantors, and that each such party has all requisite power and authority to effect the transactions contemplated by the Securities Documents. We have further assumed with respect to each party to the Securities Documents, other than the Company and the New Hampshire Guarantors, that it has been duly organized and is validly existing and is in good standing under the laws of the jurisdiction of its organization; the execution, delivery and performance by it of the Securities Documents to which it is a party do not violate any provisions of law, regulation or treaty applicable to it or public policy, in each case in the jurisdiction where it is organized or any provision of its organizational documents; and no approval, authorization or other action by, or filing with, any governmental authority in the jurisdiction of its organization is required for the valid execution, delivery or performance by it of any of the Securities Documents to which it is a party, except for such approvals, authorizations, actions and filings as have been obtained, taken or made, as the case may be.

In addition to the Securities Documents and the Organizational Documents, we have examined such other documents and corporate or other entity records and questions of law as we have deemed necessary for the purposes of this opinion. As to matters of fact, we have also examined such certificates of public officials, officers of the Company and the New Hampshire Guarantors and other Persons as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth in such certificates. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each person signatory to any of the documents reviewed by us, the

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authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that, as to factual matters, all representations and warranties made in the aforesaid documents were and are true, correct and complete.

Based on the foregoing and on the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1. Each of the Company and the New Hampshire Guarantors is incorporated and validly existing as a corporation in good standing under the laws of the State of New Hampshire.

2. Each of the of the Company and the New Hampshire Guarantors (a) has the power and authority to execute and deliver each of the Securities Documents to which it is a party, and to perform its obligations under the Securities Documents to which it is a party, and (b) has duly authorized by all requisite corporate action, executed and delivered each of the Securities Documents to be delivered as of the Closing Date to which it is a party.

3. The Exchange Securities have been duly authorized and when duly executed and delivered by the Company in accordance with the terms of the Indenture and the Registration Rights Agreement, will have been duly executed and delivered by the Company.

4. The Exchange Guarantees have been duly authorized and when duly executed and delivered by each of the New Hampshire Guarantors in accordance with the terms of the Indenture, will have been duly executed and delivered by each of the New Hampshire Guarantors.

5. The execution and delivery by the Company of the Exchange Securities and by the New Hampshire Guarantors of the Exchange Guarantees will not contravene its respective Organizational Documents or any applicable law of the State of New Hampshire.

The opinions expressed above are subject to the following qualifications, assumptions and exceptions:

(a) We express no opinion with respect to limitations imposed by law and court decisions upon the availability of the remedy of specific performance, injunctive relief and other equitable remedies, whether sought in legal or equitable proceedings.

(b) Our opinions are subject to applicable bankruptcy, solvency, insolvency, reorganization, moratorium or other similar laws and legal requirements

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(including, without limitation, fraudulent transfer laws) and general equitable principles (whether considered in a proceeding in equity or at law).

(c) We express no opinion as to, and have assumed for purposes of our opinions, the fairness of the transactions contemplated under the Securities Documents and the adequacy of consideration for the obligations of each party under the Securities Documents.

(d) We express no opinion with respect to the enforceability of the Securities Documents.

(e) The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any change in such laws or in the interpretations thereof which may occur after the date hereof.

(f) The laws covered by the opinions expressed herein are limited solely to the laws of the State of New Hampshire, and we express no opinion as to the laws of any other jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction. For purposes of this opinion letter, the “law” of a jurisdiction means such jurisdiction’s statutes, the judicial and administrative decisions, and the rules and regulations of the governmental agencies of such jurisdiction, but excluding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with any of the foregoing excluded items.

(g) Our opinions as they relate to the laws of the State of New Hampshire are based upon a review of those laws as in effect on the date hereof which a lawyer exercising customary professional diligence would reasonably recognize as being applicable with respect to the transactions contemplated by the Securities Documents.

(h) We express no opinion as to the Securities Act, the Exchange Act, the Trust Indenture Act, state securities or “blue sky” laws (including New Hampshire securities laws) or foreign securities laws, or the effect thereof.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent; provided, however, that Kaye Scholer LLP may rely on this opinion for purposes of rendering its opinions to you in connection with filing of the Registration Statement. In giving this opinion, we do not thereby admit

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that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Cook Little Rosenblatt & Manson, pllc